UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 31, 2007
Date of Report (Date of earliest event reported):

CHINA PRECISION STEEL, INC.
(Exact name of registrant as specified in charter)

Colorado	000-23039	14-1623047

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8th Floor, Teda Building, 87 Wing Lok Street Sheung Wan Hong Kong, The People’s Republic of China
(Address of principal executive offices)

+852-2543-8223
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Subscription Agreement. On November 1, 2007, China Precision Steel, Inc. (the “Company”) entered into a Subscription Agreement (the “Agreement”) with the buyers named therein (the “Investors” and each individually as an “Investor”) pursuant to which the Company agreed to issue and sell in a registered direct offering (the “Offering”) an aggregate of 7,100,000 shares of its common stock (“Common Stock”) at a price of $6.75 per share (the “Purchase Price”) and an aggregate of 1,420,000 warrants to purchase shares of its Common Stock (“Warrants” and, together with the Common Stock, the “Securities”).  The Warrants have an exercise price of $8.45 per share.  The Warrants may not be exercised prior to May 6, 2008.  The Securities (including the shares issuable upon exercise of the Warrants) are registered under the Securities Act of 1933, as amended (the “Act”), pursuant to the Company’s existing effective shelf Registration Statement on Form S-3.  In connection with the offer and sale of the Securities, the Company filed on November 1, 2007, a Registration Statement on Form S-3 pursuant to Rule 462(b) promulgated under the Act to register an additional $10 million of its securities relating to its shelf Registration Statement.

The exercise price and the number of shares of Common Stock issuable pursuant to the Warrants are subject to customary adjustments. The foregoing summary is qualified in its entirety by reference to the Form of Warrant attached hereto as Exhibit 4.1, and incorporated herein by reference.

The Company expects to close the Offering on November 6, 2007 (the “Closing Date”). The Company expects that the net proceeds of the offering will be approximately $44 million, after deducting underwriting commissions and discounts and other fees and expenses relating to the offering.  The Company intends to use the net proceeds for repayment of certain existing bank debt in the amount of approximately $22 million, capital expenditures related to the completion of the second reverse rolling mill and annealing furnace and construction of the third reverse rolling mill and related capital expenditures in the amount of approximately $18 million, and the balance for general corporate purposes.

Placement Agency Agreement. On October 31, 2007, in connection with the Agreement, the Company entered into a Placement Agency Agreement (the “Placement Agreement”) with Roth Capital Partners, LLC, pursuant to which Roth Capital agreed to act as placement agent for the Company in connection with the Offering.  Under the Placement Agreement, Roth Capital will receive an amount in cash equal to 7.0% of the gross proceeds of the Offering and warrants to purchase an amount of Common Stock equal to 3.0% of the total number of shares of Common Stock sold in the Offering (the “Placement Warrants”). Such Placement Warrants have an exercise price per share of 120% of the closing price per share of the Company’s Common Stock on the Closing Date and are not exercisable prior to May 6, 2008.  Thereafter, the Placement Warrants are exercisable at any time until the third anniversary of the date of issue.

The exercise price and the number of shares of Common Stock issuable pursuant to the Placement Warrants is subject to customary adjustments. The Placement Warrants have not been registered under the Act and have been issued in reliance upon an exemption from the registration requirements of the Act pursuant to Section 4(2) thereof and Regulation D thereunder.  The Placement Warrants contain limited registration rights. The foregoing summary is qualified in its entirety by reference to the Form of Placement Warrant attached hereto as Exhibit 4.2, and incorporated herein by reference.

The foregoing summaries of the Agreement and Placement Agreement are qualified in their entirety by reference to the Form of Agreement and to the Form of Placement Agreement, which are respectively attached hereto as Exhibits 10.1 and 10.2 to this Current Report and are incorporated herein by reference.

Item 8.01. Other Events

On November 1, 2007, the Company issued a press release announcing the terms of the Offering. A copy of such release is filed herewith as Exhibit 99.1 and incorporated herein by reference thereto.

Item 9.01.   Financial Statement and Exhibits

(d)	Exhibits
4.1	Form of Warrant
4.2	Form of Placement Warrant to Roth Capital Partners, LLC
10.1	Form of Subscription Agreement by and among the Company and the Buyers, dated November 1, 2007
10.2	Form of Placement Agency Agreement by and between the Company and Roth Capital Partners, LLC, dated October 31, 2007
99.1	Press Release, dated November 1, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2007	CHINA PRECISION STEEL, INC.

	By:	/s/ Leada Tak Tai Li
Leada Tak Tai Li, Chief Financial Officer

EXHIBIT INDEX

4.1	Form of Warrant
4.2	Form of Placement Warrant to Roth Capital Partners, LLC
10.1	Form of Subscription Agreement by and among the Company and the Buyers, dated November 1, 2007
10.2	Form of Placement Agency Agreement by and between the Company and Roth Capital Partners, LLC, dated October 31, 2007
99.1	Press Release, dated November 1, 2007